UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2014
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 25, 2014, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) announced that its Board of Directors (the “Board”), upon recommendation of the Company’s Compensation and Governance Committee, increased the size of the Board from thirteen to fourteen and elected Maryann B. Goebel as a director, effective immediately. Ms. Goebel will stand for election as a Class II director at Seacoast’s 2014 annual meeting of shareholders and, if elected, will serve a term expiring at the Company’s 2016 annual meeting of shareholders, along with the other Class II directors.

Ms. Goebel was also appointed to serve on Seacoast’s Audit Committee and its Enterprise Risk Management Committee, and as a director of the Company’s operating subsidiary, Seacoast National Bank (the “Bank”).

Ms. Goebel has been an independent IT management consultant since mid-2012. In July 2012, she retired from Fiserv, Inc. where she had served as executive vice president and chief information officer since June 2009. In this role, she was responsible for all internal Fiserv IT systems (infrastructure and applications), as well as IT infrastructure, operations, engineering and middleware services for Fiserv clients who chose to outsource the processing of their Fiserv applications.

In her 40+ year career, Ms. Goebel has shaped the strategic direction of information technology for major corporations around the world, serving in the critical role of CIO for: DHL Express from 2006 to 2009; General Motors North America from 2003 to 2006; General Motors Europe from 1999 to 2001; General Motors Truck Group from 1997 to 1999; Bell Atlantic NYNEX Mobile (now Verizon Mobile) from 1995 to 1997; and Frito-Lay from 2001 to 2002. She has also held senior IT leadership positions at Texas Instruments, Inc., Aérospatiale Helicopter Corporation, and the Southland Corporation, among others. Ms. Goebel received the “100 Leading Women in the North American Auto Industry” award in 2005. She has also been given an award for outstanding professional achievement from her alma mater, Worcester Polytechnic Institute, where she earned a Bachelor of Science degree in mathematics.

Ms. Goebel was not selected as a director pursuant to any arrangement or understanding between her and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and Ms. Goebel. Ms. Goebel’s compensation for her service as a director is in accordance with the Company’s customary director compensation policies.

On February 25, 2014, Seacoast issued a press release announcing the appointment of Ms. Goebel to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 25, 2014 announcing the appointment of Maryann B. Goebel as a director of Seacoast

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By: /s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Date: February 25, 2014

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